     As Filed with the Securities and Exchange Commission on June 16, 2000
                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                            SOUTHWEST WATER COMPANY
             (Exact name of Registrant as specified in its charter)

            Delaware                                           95-1840947
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                          Identification No.)



                      225 North Barranca Avenue, Suite 200
                       West Covina, California 91791-1605
                                 (626) 915-1551
          (Address of Principal Executive Offices including Zip Code)

                   Amended and Restated Stock Option Plan for
               Non-Employee Directors of Southwest Water Company
                            (Full title of the plan)


             PETER J. MOERBEEK                           Copy to:
          Chief Financial Officer                      JAMES W. DANIELS
          SOUTHWEST WATER COMPANY                      LATHAM & WATKINS
   225 North Barranca Avenue, Suite 200        650 Town Center Drive, 20th Floor
    West Covina, California 91791-1605          Costa Mesa, California 92626
             (626) 915-1551                             (714) 540-1235
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

------------------------------------------------------------------------------------------------------------------------------------

                                                     CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

                                                               Proposed Maximum           Proposed Maximum
    Title of Securities to be           Amount to be          Offering Price Per         Aggregate Offering         Amount of
           Registered                    Registered               Share (2)                  Price (2)           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock (1)(3)...............         120,000             $13.29                    $1,594,800             $422
------------------------------------------------------------------------------------------------------------------------------------


(1) The Amended and Restated Stock Option Plan for Non-Employee Directors of Southwest Water Company (the "Plan") authorizes the issuance of a maximum of 238,125 shares, of which 118,125 have already been registered pursuant to Form S-8 Registration Statement No. 333-18513, after giving effect to certain stock dividends. Only the 120,000 newly authorized shares under the Plan are being registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price Per Share is the average of the high and low price of the common stock, as reported on the Nasdaq National Market on June 9, 2000.

(3) Each share of common stock being registered hereunder, if issued prior to the termination by the Company of it Stockholders' Rights Agreement dated as of April 1998, will include one preferred share purchase right. Prior to the occurrence of certain events, the preferred share purchase rights will not be exercisable or evidenced separately from the common stock.

================================================================================
Proposed sale to take place as soon after the effective date of the Registration
          Statement as options granted under the Plan are exercised.


                                 Total Pages 6
                            Exhibit Index on Page 4

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement covers 120,000 additional shares of our common stock reserved for issuance under the Amended and Restated Stock Option Plan for Non-Employee Directors of Southwest Water Company (the "Plan"). Effective March 30, 2000, our board of directors adopted, and on May 23, 2000, our stockholders approved, an amendment to the Plan which increased the number of shares reserved for issuance thereunder by 120,000 shares. On December 20, 1996, we filed with the Commission Form S-8 Registration Statement No. 333-18513 (the "Prior Registration Statement") covering an aggregate of 50,000 shares issuable under the Plan, which has increased to an aggregate of 118,125 shares after giving effect to certain stock dividends. The contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document which is incorporated by reference herein or therein.

Item 5. Named Experts
        -------------

     Our consolidated financial statements and related schedules, which are incorporated in this Registration Statement by reference to our Annual Report on Form 10-K for the year ended December 31, 1999, have been so included in reliance on the reports of KPMG LLP, independent auditors, incorporated by reference, upon the authority of said firm as experts in auditing and accounting.

Item 8.  Exhibits
         --------

See Index to Exhibits on page 4.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of West Covina, State of California, on this 15th day of June, 2000.

                                           Southwest Water Company,
                                           a Delaware corporation


                                           By: /s/ Anton C. Garnier
                                              ----------------------------------
                                                      Anton C. Garnier
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Peter J. Moerbeek, as attorney-in-fact and agent, with full powers of substitution to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 15, 2000.

Signature                        Title
---------                        -----

/s/ Anton C. Garnier
--------------------------
Anton C. Garnier                 President and Chief Executive Officer, Director
                                 (Chief Executive Officer)
/s/ Peter J. Moerbeek
--------------------------
Peter J. Moerbeek                Chief Financial Officer
                                 (Principal Financial and Accounting Officer)
/s/ H. Frederick Christie
--------------------------
H. Frederick Christie            Director

/s/ Monroe Harris
--------------------------
Monroe Harris                    Director

/s/ Donovan D. Huennekens
--------------------------
Donovan D. Huennekens            Director

/s/ Richard Kelton
--------------------------
Richard Kelton                   Director

/s/ Maureen A. Kindel
--------------------------
Maureen A. Kindel                Director

/s/ Richard G. Newman
--------------------------
Richard G. Newman                Director

                               INDEX TO EXHIBITS

  EXHIBIT        DESCRIPTION
  -------        -----------
     4           Stockholders' Rights Agreement, dated as of April 6, 1998
                 (incorporated by reference to our Form 8-K filed with the SEC on April 23, 1998).

    5.1          Opinion of and Consent of Latham & Watkins.

   23.1          Consent of Latham & Watkins (included in Exhibit 5.1).

   23.2          Consent of Independent Auditors.

    24 Power of Attorney (included on the signature page to this Registration Statement).